Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE FOURTH QUARTER AND YEAR END 2018

MIAMI, FLORIDA, April 1, 2019 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQB: SBSAA) today reported financial results for the quarter- and year-ended December 31, 2018.

Financial Highlights

(in thousands)	Quarter Ended December 31,		%	Year Ended December 31,		%
	2018	2017	Change	2018	2017	Change
Net revenue:
Radio	$35,614	$30,680	16%	$126,399	$119,493	6%
Television	4,031	5,707	(29%)	15,970	15,216	5%
Consolidated	$39,645	$36,387	9%	$142,369	$134,709	6%
Adjusted OIBDA, a non-GAAP measure*:
Radio	$18,172	$13,211	38%	$55,713	$43,353	29%
Television	1,568	2,898	(46%)	4,868	2,566	90%
Corporate	(2,360)	(2,175)	(9)%	(10,496)	(9,460)	(11)%
Consolidated	$17,380	$13,934	25%	$50,085	$36,459	37%
Adjusted OIBDA Margins, a non-GAAP measure*:
Radio	51%	43%		44%	36%
Television	39%	51%		30%	17%
Consolidated	44%	38%		35%	27%

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure. Certain amounts in the current and prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect on the Company’s results of operations or financial position.

Discussion and Results

“Our fourth quarter and full year 2018 performance represent one of the best operating results in our 35-year history and the true power of our multi-media strategy and leading radio, television, digital and experiential assets,” commented Raúl Alarcón, Chairman and CEO. “Our multi-year effort to transform our company from a traditional broadcaster into an integrated multi-media company is clearly evident in our financial results.

This past year we generated solid top-line growth while also prudently managing our costs, which resulted in consolidated Adjusted OIBDA growth of 37%. We believe this operating margin performance significantly outperformed both our Spanish- and English-language peers. In addition to this industry-leading performance, our audio rankings, as well as our TV, digital and mobile engagement metrics, also grew significantly.”

Mr. Alarcón continued, “We entered 2019 with significant momentum in our business, a strong management team, a clear and unambiguous operating strategy, and a 100% commitment to taking the next critical steps in furthering our business transformation.

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Looking ahead, we are focused on building on our successes to date and driving further strong performance in 2019 and beyond. Our key priorities include further integration of our assets, prudently managing our costs and delivering sustainable growth across all our businesses.”

Quarter End Results

For the quarter-ended December 31, 2018, consolidated net revenue totaled $39.6 million compared to $36.4 million for the same prior year period, resulting in an increase of $3.2 million or 9%.  Our radio segment net revenue increased $4.9 million or 16%, due to increases in local, national, network, barter and digital sales, partially offset by a decrease in special events revenue.  Our television segment net revenue decreased $1.7 million or 29%, primarily from a reduction in subscriber based revenue, partially offset by increases in local and national sales.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $17.4 million compared to $13.9 million for the same prior year period, representing an increase of $3.5 million or 25%. Our radio segment Adjusted OIBDA increased $5.0 million or 38%, primarily due to the increase in net revenue of $4.9 million and a decrease in operating expenses of $0.1 million.  Radio station operating expenses decreased mainly due to decreases in legal settlements, production costs, professional fees and special event expenses offset by increases in taxes and licenses, sales commissions, and barter expenses.  Our television segment Adjusted OIBDA decreased $1.4 million, due to the decrease in net revenue of $1.7 million, partially offset by a decrease in operating expenses of $0.3 million. Television station operating expenses decreased primarily due to decreases in production costs and taxes and licenses offset by a decrease in production tax credits.  Our corporate expenses, excluding non-cash stock-based compensation, increased $0.2 million or 9%, mostly due to an increase in compensation and benefits.

Operating income totaled $14.3 million compared to $14.4 million for the same prior year period, representing a decrease of $0.1 million or less than 1%.  This decrease in operating income was primarily due to having recognized the gain on the sale of spectrum assets in the prior year and current year increases in recapitalization costs and corporate expenses offset by an increase in net revenue and decreases in operating expenses.

Year End Results

For the year-ended December 31, 2018, consolidated net revenue totaled $142.4 million compared to $134.7 million for the same prior year period, resulting in an increase of $7.7 million or 6%.  Our radio segment net revenue increased $6.9 million or 6%, due to increases in local, national, network, barter and digital sales which were offset by a decrease in special event revenue.  Our special events revenue decrease occurred primarily in our San Francisco market.  Our television segment net revenue increased $0.8 million or 5%, due to increases in national, local and special events revenue offset by a decrease in subscriber based revenue.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $50.1 million compared to $36.5 million for the same prior year period, resulting in an increase of $13.6 million or 37%.  Our radio segment Adjusted OIBDA increased $12.3 million or 29%, primarily due to the increase in net revenue of $6.9 million and a decrease in operating expense of $5.4 million.  Radio station operating expenses decreased primarily due to decreases in legal settlements, production and talent costs, and special event expenses offset by increases in commissions and advertising expenses.  Our television segment Adjusted OIBDA increased $2.3 million, due to the decrease in station operating expenses of $1.5 million and the increase in net revenue of $0.8 million.  Television station operating expenses decreased primarily due to decreases in production costs, compensation and benefits, professional fees and facilities expense offset by a decrease in production tax credits and an increase in special events expense.  Our corporate expenses, excluding non-cash stock-based compensation, increased $1.0 million or 11% primarily due to increases in compensation and benefits and professional fees.

Operating income totaled $51.6 million compared to $40.5 million for the same prior year period, representing an increase of $11.1 million or 27%.  This increase in operating income was mainly due to the increase in net revenue and decreases in operating expenses and recapitalization costs offset by increases in corporate expenses, an impairment of an FCC broadcasting license and having recognized less gains on the sale of the New York property than were recognized in the prior year for the sale of the Los Angeles facility and spectrum assets.

Our Continued Recapitalization and Restructuring Efforts

We have not repaid our outstanding 12.5% Senior Secured Notes due 2017 (the “Notes”) since they became due on April 17, 2017, and continue to evaluate all options available to refinance the Notes.  While we assess how to best achieve a successful refinancing of the Notes, we have continued to pay monthly interest on the Notes, payments that a group of investors purporting to own our 10 3/4%

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Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B preferred stock”) have challenged through the institution of litigation in the Delaware Court of Chancery.  The complaint filed by these investors revealed a purported foreign ownership of our Series B preferred stock, which we are actively addressing, including before the Federal Communications Commission (the “FCC”) in order to protect our broadcast licenses.  Our refinancing efforts have been made more difficult and complex by the Series B preferred stock litigation and foreign ownership issue. We provide more information about each of these items in our Annual Report on Form 10-K for the year ended December 31, 2018.

We have worked and continue to work with our advisors regarding a consensual recapitalization or restructuring of our balance sheet, including through the issuance of new debt or equity to raise the necessary funds to repay the Notes.  We believe that the delay in refinancing the Notes has adversely affected us, in that we have been paying substantially more in interest expense on our outstanding Notes than would be the case if we refinanced them in the current market based on the feedback we have received from several financial institutions and potential sources of capital; there is a cloud on title regarding who validly owns our Series B preferred stock, which has created uncertainty as to who owns these shares, and the parties with whom the Company could potentially negotiate a consensual restructuring; we are incurring higher legal costs than otherwise would be the case due to our efforts to resolve the situation in general, to defend ourselves against the Series B preferred stock litigation and to address the foreign ownership issue before the FCC; the trading price of our common stock and preferred stock has been materially adversely affected; our ability to attract interest from investment banks and third party capital suppliers has been materially adversely affected; our reputation has been similarly negatively affected as a general matter despite our diligent efforts to resolve the situation; and the negativity and complexity surrounding our situation has been an unfortunate distraction from our otherwise successful and healthy operating business.  The resolution of the recapitalization or restructuring of our balance sheet, the litigation with the purported holders of our Series B preferred stock and the foreign ownership issue are subject to several factors currently beyond our control.  Our efforts to effect a consensual refinancing of the Notes, the Series B preferred stock litigation and the foreign ownership issue will likely continue to have a material adverse effect on us if they are not successfully resolved.  We face various risks regarding these matters which are summarized in our Annual Report on Form 10-K for the year ended December 31, 2018.

Fourth Quarter 2018 Conference Call

We will host a conference call to discuss our fourth quarter 2018 financial results on Wednesday, April 3, 2019 at 11:00 a.m. Eastern Time.  To access the teleconference, please 412-317-5441 ten minutes prior to the start time

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Tuesday, April 16, 2019 which can be accessed by dialing 877-344-7529 (U.S) or 412-317-0088 (Int’l), passcode: 10129781

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. (SBS) owns and operates radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Urbano format genres. SBS also operates AIRE Radio Networks, a national radio platform of over 250 affiliated stations reaching 94% of the U.S. Hispanic audience.  SBS also owns MegaTV, a network television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico, produces a nationwide roster of live concerts and events, and owns a stable of digital properties, including La Musica, a mobile app providing Latino-focused audio and video streaming content and HitzMaker, a new-talent destination for aspiring artists. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release, and oral statements made in connection with it, contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial

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condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2018.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Chief Financial Officer	The Plunkett Group
(305) 441-6901	(212) 739-6740

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Below are the Unaudited Condensed Consolidated Statements of Operations for the quarter- and year-ended December 31, 2018 and 2017.

	Quarter Ended December 31,		Year Ended December 31,
Amounts in thousands, except per share amounts	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net revenue	$39,645	$36,387	$142,369	$134,709
Station operating expenses*	19,905	20,278	81,788	88,790
Corporate expenses*	2,365	2,187	10,540	9,608
Depreciation and amortization	895	1,019	3,801	4,349
Loss (gain) on the disposal of assets, net	171	(3,067)	(12,550)	(15,894)
Recapitalization costs*	1,986	1,527	6,713	7,326
Impairment charges	—	—	483	—
Other operating income	—	(3)	—	(3)
Operating income	14,323	14,446	51,594	40,533
Interest expense	(7,849)	(8,151)	(31,862)	(35,850)
Dividends on Series B preferred stock classified as interest expense	(2,433)	(2,433)	(9,734)	(9,733)
Interest income	22	13	22	13
Income (loss) before income tax benefit	4,063	3,875	10,020	(5,037)
Income tax benefit	(9,130)	(31,103)	(6,471)	(24,658)
Net income	$13,193	$34,978	$16,491	$19,621
Net income per common share:

Basic and diluted net income per common share:
Class A common stock	$1.80	$4.81	$2.25	$2.70
Class B common stock	$1.80	$4.81	$2.25	$2.70
Basic weighted average common shares outstanding:
Class A common stock	4,242	4,167	4,224	4,167
Class B common stock	2,340	2,340	2,340	2,340
Diluted weighted average common shares outstanding:
Class A common stock	4,242	4,167	4,224	4,167
Class B common stock	2,340	2,340	2,340	2,340

* Certain amounts in the current and prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

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Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, Recapitalization Costs, Impairment Charges and Other Operating Income excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended December 31, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$17,380	18,172	1,568	(2,360)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	5	—	—	5
Depreciation and amortization	895	403	434	58
Loss (gain) on the disposal of assets, net	171	168	3	—
Recapitalization costs	1,986	—	—	1,986
Other operating gains	—	—	—	—
Other operating income	—	—	—	—
Operating Income (Loss)	$14,323	17,601	1,131	(4,409)

	Quarter Ended December 31, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$13,934	13,211	2,898	(2,175)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	12	—	—	12
Depreciation and amortization	1,019	445	543	31
Loss (gain) on the disposal of assets, net	(3,067)	268	(3,318)	(17)
Recapitalization costs*	1,527	—	—	1,527
Other operating gains	—	—	—	—
Other operating income	(3)	—	—	(3)
Operating Income (Loss)	$14,446	12,498	5,673	(3,725)

	Year Ended December 31, 2018
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$50,085	55,713	4,868	(10,496)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	44	—	—	44
Depreciation and amortization	3,801	1,659	1,907	235
Gain on the disposal of assets, net	(12,550)	(3)	(6)	(12,541)
Recapitalization costs	6,713	—	—	6,713
Impairment	483	—	483	—
Other operating income	—	—	—	—
Operating Income (Loss)	$51,594	54,057	2,484	(4,947)

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	Year Ended December 31, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$36,459	43,353	2,566	(9,460)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	148	—	—	148
Depreciation and amortization	4,349	1,834	2,218	297
Gain on the disposal of assets, net	(15,894)	(12,558)	(3,319)	(17)
Recapitalization costs*	7,326	—	—	7,326
Impairment	—	—	—	—
Other operating income	(3)	—	—	(3)
Operating Income (Loss)	$40,533	54,077	3,667	(17,211)

* Certain amounts in the current and prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under the Indenture, we are to provide our Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended December 31, 2018 and 2017, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.  In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of December 31, 2018.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of December 31, 2018.

	Twelve-Months Ended	Quarters Ended
	December 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Unaudited and in thousands)	2018	2018	2018	2018	2018 *
Station Operating Income (Loss) for the Television Segment, as defined by the Indenture	$4,925	1,647	1,471	1,064	743
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	1,907	434	432	504	537
Gain on the disposal of assets, net	(6)	3	29	(38)	—
Impairment charges	483	—	—	483	—
Non-cash barter (income) expense	57	79	6	(21)	(7)
Other	—	—	—	—	—
GAAP Operating Income (Loss) for the Television Segment	$2,484	1,131	1,004	136	213

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	Twelve-Months Ended	Quarters Ended
	December 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2017	2017	2017	2017
Station Operating Income (Loss) for the Television Segment, as defined by the Indenture	$2,520	2,822	179	196	(677)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,218	543	557	559	559
Gain on the disposal of assets, net	(3,319)	(3,318)	—	—	(1)
Impairment charges	—	—	—	—	—
Non-cash barter (income) expense	(53)	(76)	(6)	64	(35)
Other	7	—	(1)	7	1
GAAP Operating Income (Loss) for the Television Segment	$3,667	5,673	(371)	(434)	(1,201)

As of December 31, 2018
Secured Leverage Ratio, as defined by the Indenture	5.4

* Certain amounts in the current and prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Net revenue:
Radio	$35,614	$30,680	$126,399	$119,493
Television	4,031	5,707	15,970	15,216
Consolidated	$39,645	$36,387	$142,369	$134,709
Engineering and programming expenses*:
Radio	$5,085	$6,175	$21,101	$23,542
Television	1,306	1,503	4,715	6,932
Consolidated	$6,391	$7,678	$25,816	$30,474
Selling, general and administrative expenses*:
Radio	$12,357	$11,294	$49,585	$52,598
Television	1,157	1,306	6,387	5,718
Consolidated	$13,514	$12,600	$55,972	$58,316
Corporate expenses*:	$2,365	$2,187	$10,540	$9,608
Depreciation and amortization:
Radio	$403	$445	$1,659	$1,834
Television	434	543	1,907	2,218
Corporate	58	31	235	297
Consolidated	$895	$1,019	$3,801	$4,349
Loss (gain) on the disposal of assets, net:
Radio	$168	$268	$(3)	$(12,558)
Television	3	(3,318)	(6)	(3,319)
Corporate	—	(17)	(12,541)	(17)
Consolidated	$171	$(3,067)	$(12,550)	$(15,894)
Recapitalization costs*:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	1,986	1,527	6,713	7,326
Consolidated	$1,986	$1,527	$6,713	$7,326
Impairment charges:
Radio	$—	$—	$—	$—
Television	—	—	483	—
Corporate	—	—	—	—
Consolidated	$—	$—	$483	$—
Other operating income:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	—	(3)	—	(3)
Consolidated	$—	$(3)	$—	$(3)
Operating income (loss):
Radio	$17,601	$12,498	$54,057	$54,077
Television	1,131	5,673	2,484	3,667
Corporate	(4,409)	(3,725)	(4,947)	(17,211)
Consolidated	$14,323	$14,446	$51,594	$40,533

* Certain amounts in the current and prior periods, which consist mostly of severance pay and station relocation costs, have been reclassified from engineering, programming, selling, general and administrative, and corporate expenses to recapitalization costs to conform to the current period’s financial presentation. These changes had no effect to the Company’s results of operations or financial position.

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	December 31, 2018
Cash and cash equivalents	$22,468
Total assets	$444,312
12.5% Senior Secured Notes	$249,864
Other debt	—
Total debt	$249,864
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	84,766
Total	$175,315
Total stockholders' deficit	$(79,379)
Total capitalization	$345,800

	For the Year Ended December 31,
	2018	2017
Capital expenditures	$2,907	$1,504
Cash paid for income taxes	$1,417	$28